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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

AVONDALE FINANCIAL CORP.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 to be filed with the Securities and Exchange Commission on or about December 31, 1998, of our report dated February 5, 1998, included in Avondale Financial Corp. Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



                                                         /s/ Arthur Andersen LLP


Chicago, Illinois
December 31, 1998